United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2003

(Date of earliest event reported)

PHOENIX GOLD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-25866	93-1066325
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification Number)

9300 NORTH DECATUR STREET, PORTLAND, OREGON		97203
(Address of principal executive offices)		(Zip code)

(503) 286-9300
(Registrant’s telephone number, including area code)

PHOENIX GOLD INTERNATIONAL, INC.

Form 8-K

May 8, 2003

INDEX

Item 7.	Financial Statements and Exhibits

Item 9.	Regulation FD Disclosure

SIGNATURES

INDEX TO EXHIBITS

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is being filed herewith:

	99.1	Text of Press Release, dated May 8, 2003, titled “Phoenix Gold Reports Second Quarter Results,” together with related Balance Sheets and Statements of Operations

Item 9.	Regulation FD Disclosure.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 8, 2003, Phoenix Gold International, Inc. (the “Company”) issued a press release regarding the Company’s financial results for its second fiscal quarter ended March 31, 2003.  The full text of the press release, together with the Balance Sheet and Statement of Operations, is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX GOLD INTERNATIONAL, INC.

/s/ Joseph K. O’Brien
Joseph K. O’Brien
Vice President, Chief Financial Officer
and Secretary
(Principal Financial and Accounting Officer)

Dated: May 12, 2003

INDEX TO EXHIBITS

Exhibit

99.1	Press Release dated May 8, 2003 of Phoenix Gold International, Inc.

Exhibit 99.1

I N T E R N A T I O N A L, I N C.

FOR MORE INFORMATION CONTACT:

Joseph K. O’Brien Chief Financial Officer and Secretary Phoenix Gold International, Inc. (503) 978-3306	Timothy G. Johnson President and Chief Operating Officer Phoenix Gold International, Inc. (503) 978-3330

PHOENIX GOLD REPORTS SECOND QUARTER RESULTS

Portland, OR — May 8, 2003 — Phoenix Gold International, Inc. (Nasdaq:PGLD) today reported a net loss of $376,000, or $0.12 per diluted share, for the second quarter of fiscal 2003 which ended March 31, 2003 as compared to net earnings of $85,000, or $0.03 per diluted share, in last year’s second quarter.  Revenue for the second quarter of fiscal 2003 was $5.4 million, a decrease of 32% from revenue of $8.0 million in the second quarter of fiscal 2002.

For the six months ended March 31, 2003, the Company reported a net loss of $730,000, or $0.24 per diluted share, versus net earnings of $91,000, or $0.03 per diluted share, for the comparable period last year.  Included in the net loss for the six months ended March 31, 2003 was a non-cash impairment charge of $68,000 (net of tax of $45,000), or $0.02 per share, related to adoption of a new accounting rule on October 1, 2002.  Revenue for the six months ended March 31, 2003 decreased 28% to $10.6 million from $14.9 million for the same period in 2002.

“The first half of fiscal 2003 has been much softer than we expected,” stated Keith A. Peterson, Chairman and Chief Executive Officer.  “This softness precipitated the 22% workforce reduction announced in late February.  Further, a company-wide pay reduction was implemented in mid-March.  We believe that these steps were necessary to decrease the operating expense structure of the Company while we are faced with such a difficult selling environment.”

“We began shipping several new products during the second quarter, including our new Octane-R car audio amplifiers and speakers and Tantrum-X car audio speakers,” continued Mr. Peterson.  “Further, we began shipping a new entry-level home theater speaker system, while a second new home theater system is scheduled for shipment during the third quarter.  The XR and ZRx series of professional sound amplifiers are still scheduled for release during fiscal 2003.”

The Company also provided the following information on its second quarter and outlook for the remainder of fiscal 2003: Domestic sales decreased $2.4 million, or 37%, to $4.1 million, as a result of a 38% decrease in sales of electronics, 15% decrease in sales of speakers and a 42% decrease in sales of accessories.  Phoenix Gold and AudioSource branded products and OEM products contributed to the decrease.  Sales of electronics to a significant customer decreased 73% from a year ago.  The amount and timing of purchase orders from this customer may fluctuate from quarter to quarter.  International sales decreased 14% to $1.3 million.  The Company also currently expects decreased sales in the third quarter of fiscal 2003 as compared to fiscal 2002 due to reduced spending by consumers on discretionary items.

Phoenix Gold confirmed that it remains out of compliance with the market value of publicly held shares requirement for continued listing on the Nasdaq SmallCap Market.  On March 27, 2003, the Company reported that the Nasdaq Stock Market, Inc. had notified the Company that its common stock had failed to maintain a minimum market value of publicly held shares of $1 million over the last 30 consecutive trading days as required for continued

listing on the Nasdaq SmallCap Market.  The Company was provided until June 23, 2003 to regain compliance with this rule or request a hearing with the Nasdaq Listings Qualifications Panel.

“The Board of Directors continues to believe that the current trading price for our shares of common stock does not fairly reflect the value of our enterprise,” commented Mr. Peterson.  “We remain optimistic, however, that the future trading price may more appropriately reflect the value of Phoenix Gold.”  Mr. Peterson also noted that the Company’s book value per share was more than double the current trading range.

Phoenix Gold International, Inc. designs, manufactures, markets and sells innovative, high quality, high performance electronics, accessories and speakers for the audio market.  The Company sells its products under the brand names Phoenix Gold, Carver Professional and AudioSource. The Company’s products are used in car audio, professional sound and home audio/theater applications.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations, beliefs and future financial performance, and are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, which variances may have a material adverse effect on the Company.  Among the factors that could cause actual results to differ materially are the following:  the adverse effect of reduced discretionary consumer spending; competitive factors; dependence on a significant customer; potential fluctuations in quarterly results and seasonality; fixed operating expenses relative to revenues; the need for the introduction of new products and product enhancements; dependence on suppliers; control by current shareholders; high inventory requirements; business conditions in international markets; the Company’s dependence on key employees; the need to protect intellectual property; environmental regulation; and the potential delisting and limited trading volume of the Company’s common stock, as well as other factors discussed in Exhibit 99.3 to the Phoenix Gold International, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 2002, which exhibit is hereby incorporated by reference.  Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements.  The Company does not intend to update its forward-looking statements.

*  *  *  *  *

PHOENIX GOLD INTERNATIONAL, INC.

BALANCE SHEETS

(Unaudited)

	March 31, 2003	September 30, 2002
ASSETS

Current assets:
Cash and cash equivalents	$1,002	$214,814
Accounts receivable, net	2,981,968	3,610,939
Inventories:
Raw materials and work-in-process	2,722,599	2,924,498
Finished goods	4,762,966	4,841,025
	7,485,565	7,765,523
Prepaid expenses	249,179	188,140
Deferred taxes	999,000	572,000
Total current assets	11,716,714	12,351,416

Property and equipment, net	1,082,566	1,102,498
Deferred taxes	536,000	513,000
Other assets	369,543	552,336

Total assets	$13,704,823	$14,519,250

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Line of credit	$497,914	$—
Accounts payable	870,697	1,297,507
Accrued payroll and benefits	359,994	430,048
Accrued customer rebates	321,051	382,972
Other accrued liabilities	523,802	498,684
Total current liabilities	2,573,458	2,609,211

Deferred gain on sale of facility	612,984	662,023

Shareholders’ equity:
Preferred stock;
Authorized – 5,000,000 shares; none outstanding	—	—
Common stock, no par value;
Authorized – 20,000,000 shares
Issued and outstanding – 3,006,945 and 3,006,945 shares	6,511,528	6,511,528
Retained earnings	4,006,853	4,736,488
Total shareholders’ equity	10,518,381	11,248,016

Total liabilities and shareholders’ equity	$13,704,823	$14,519,250

PHOENIX GOLD INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31		Six Months Ended March 31
	2003	2002	2003	2002

Net sales	$5,419,229	$7,993,865	$10,643,163	$14,854,110

Cost of sales	4,264,872	6,126,661	8,373,893	11,538,685

Gross profit	1,154,357	1,867,204	2,269,270	3,315,425

Operating expenses:
Selling	986,097	1,032,058	1,853,896	1,809,925
General and administrative	767,053	695,606	1,466,776	1,341,320

Total operating expenses	1,753,150	1,727,664	3,320,672	3,151,245

Income (loss) from operations	(598,793)	139,540	(1,051,402)	164,180

Other income (expense):
Interest income	113	546	745	1,118
Interest expense	(3,117)	(1,983)	(3,131)	(16,670)
Other income, net	4,181	2,532	3,153	2,532

Total other income (expense)	1,177	1,095	767	(13,020)

Earnings (loss) before income taxes	(597,616)	140,635	(1,050,635)	151,160

Income tax benefit (expense)	222,000	(56,000)	389,000	(60,000)

Earnings (loss) before cumulative effect of accounting change	(375,616)	84,635	(661,635)	91,160

Cumulative effect of accounting change, net of tax	—	—	(68,000)	—

Net earnings (loss)	$(375,616)	$84,635	$(729,635)	$91,160

Earnings (loss) per share:
Before accounting change – basic and diluted	$(0.12)	$0.03	$(0.22)	$0.03
Accounting change – basic and diluted	0.00	0.00	(0.02)	0.00

Earnings (loss) per share – basic and diluted	$(0.12)	$0.03	$(0.24)	$0.03

Average shares outstanding:
Basic	3,006,945	3,006,945	3,006,945	3,006,945
Diluted	3,006,945	3,007,563	3,006,945	3,006,945